UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

Megas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1291 Galleria Dr. Suite 220, Henderson, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item Section 5.06 -Change in Shell Company Status.

On August 18, 2014 the Company received payment in the amount of $13,000 under its contract to provide RV services to Alignnet from August 22, 2014 to September 1, 2014. When the services are completed, this will represent the first recognized revenue from the Company's continuing operations.

Exhibits

No.	Exhibits
99	Alignnet Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated

MEGAS, INC.

By:	/s/ Charles Mui
Charles Mui, President

EXHIBIT INDEX

No.	Exhibits
99	Alignnet Agreement